UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A

CURRENT REPORT Pursuant to Section 13 or 15(d) The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

700 North Sam Houston Parkway West, Suite 200 Houston, Texas (Address of principal executive offices)		77067 (Zip Code)

832-353-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This 8-K/A is being filed to correct the principal amount of convertible notes tendered and the resulting number of shares of common stock that were issued in satisfaction of the company’s repurchase obligation under the indenture governing the notes.

Item	3.02	Unregistered Sales of Equity Securities.

On August 1, 2008, the company issued 163,824,975 shares of common stock in exchange for $59.7 million in aggregate principal amount, plus accrued and unpaid interest, of its 4.25% convertible notes due 2023.  The common stock was issued to holders of the convertible notes who required the company to repurchase their notes in satisfaction of its obligations under the indenture.

Because the common stock was issued in exchange for the convertible notes, and no commission or other compensation was paid in soliciting the exchange, the exchange of common stock is exempt from registration under Section 3(a)(9) of the Securities Act of 1933.  The company has received no proceeds from the exchange.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: August 7, 2008	/s/ Phung Ngo-Burns
Phung Ngo-Burns Staff Vice President, Finance and Controller and Interim Chief Financial Officer